Exhibit 10.3

WELLS FARGO

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (“Amendment”) dated as of July 31, 2012, is made by and between DATALINK CORPORATION, a Minnesota corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”).

A.                                   Borrower and Bank are parties to that certain Credit Agreement dated as of March 31, 2011 (as amended and as the same may be further amended, restated and/or supplemented, the “Credit Agreement”).

B.                                     Borrower and Bank wish to extend the Maturity Date of the Line of Credit pursuant to the terms and conditions contained herein.

Now, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                                       Defined Terms. Capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement unless otherwise defined herein.

2.                                       Maturity Date. Section 1.1(a) of the Credit Agreement is deleted in its entirety and is replaced with the following terms:

(a)                                  Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including the July 31, 2014 (the “Maturity Date”), not to exceed at any time the aggregate principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (“Line of Credit”), the proceeds of which shall be used for general working capital purposes. Borrower’s Obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of the date of the Third Amendment to Credit Agreement (as amended, restated or replaced from time to time, the “Line of Credit Note”), all terms of which are incorporated herein by this reference.

3.                                       Projected Financial Statements. Section 4.3(d) of the Credit Agreement is hereby deleted in its entirety, and replaced with the following:

(d)                                  Intentionally Deleted.

4.                                       Amended and Restated Line of Credit Note. In conjunction with the execution and delivery of this Third Amendment to Credit Agreement, Borrower shall execute and deliver that certain Amended and Restated Revolving Line of Credit Note evidencing the extended Maturity Date as set forth in this Third Amendment to Credit Agreement.

5.                                       No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

6.                                       Conditions Precedent. This Amendment shall be effective when Bank shall have received an executed original hereof, together with the following, each in form and substance acceptable to the Bank:

(a)                                  the Amended and Restated Revolving Line of Credit Note executed by Borrower; and

(b)                                 such other documents and agreements otherwise required by Bank in its reasonable discretion.

7.                                       Representations and Warranties. Borrower hereby represents and Warrants to Bank as follows:

(a)                                  Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations thereunder, and this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

(b)                                 The execution, delivery and performance by Borrower of this Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the articles of incorporation or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

(c)                                  All of the representations and warranties contained in Article II of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d)                                 Borrower is in compliance with all of the financial covenants set forth in the Credit Agreement for the most recent measurement dates and no Event of Default exists or will result.

8.                                       References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in any security agreement, or other document held by Bank, to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

9.                                       No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any default or Event of Default under the Credit Agreement or breach, default or event of default under any security agreement or other document held by Bank, whether or not known to Bank and whether or not existing on the date of this Amendment.

10.                                 No Defense/Set-Off. Borrower acknowledges to and agrees with Bank that no events, conditions or circumstances have arisen or exist as of the date hereof which would give Borrower the right to assert a defense, counterclaim and/or setoff to any claim by Bank for payment of the Obligations, and if any so exist as of the date hereof, whether know or unknown, absolute or contingent, liquidated or unliquidated, the same are hereby absolutely and forever waived and released.

11.                                 Release. Borrower hereby absolutely and unconditionally releases and forever discharges Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, legal counsel and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such person for or by reason of any act, Omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown, and further waive and release any defenses any of them now hold with respect to Bank’s enforcement of the Loan Documents.

12.                                 Costs and Expenses. Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Bank on demand for all costs and expenses incurred by Bank in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all fees and disbursements of counsel to Bank for the Services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

13.                                 Merger. All prior oral and written Communications, commitments, alleged commitments, promises, alleged promises, agreements and alleged agreements by or between Bank and Borrower are hereby merged into this Agreement and the Loan Documents, and shall not be enforceable unless expressly set forth in this Agreement and the Loan Documents.

14.                                 No Other Amendments. Except as expressly amended hereby or as previously amended in writing, each of the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their original terms.

15.                                 Miscellaneous. This Amendment may be executed in any number of counterparts and by facsimile or electronic (pdf) Submission, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Signature Page to Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be duly executed as of July 31, 2012.

BORROWER:

DATALINK CORPORATION

By:	/s/ Gregory T. Barnum
Name:	Gregory T. Barnum
Title:	CFO

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ R. James Hancock
Name:	R. James Hancock
Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement]